Exhibit 99.1

First Breach Completes First Flight of Drone Prototype and Advances American-Made Manufacturing Through Hellbender Agreement

First Breach completes first flight of proprietary drone prototype, with large scale production scaling expected to begin in Q2 2027.

Targeting production of more than 2,500 drones per week, supported by advanced robotics, computer vision, and expanded manufacturing capacity.

HAGERSTOWN, Md / ACCESS Newswire / August 25, 2026 – First Breach Inc. (NASDAQ:FBDT) (“First Breach” or the “Company”), an American-made defense technologies company focused on vertically integrated ammunition production and next-generation unmanned aerial systems, today announced the completion of the first flight of the drone prototype and provided an update on its strategic agreement with Hellbender, Inc. to support the development and domestic manufacturing of its proprietary drone platforms.

“Successfully completing our first flight of our drone prototype marks an important step in expanding First Breach beyond ammunition and into American-made unmanned aerial systems,” said Jeffrey Low, Co-Founder and Chief Executive Officer of First Breach. “By owning the technology and manufacturing domestically, we are building a scalable platform to support the evolving needs of defense and government customers.”

The Company expects to complete the initial prototypes in Q4 2026 and begin scaling production in the second quarter of 2027, with a targeted production capacity of more than 2,500 drones per week as manufacturing operations expand.

First Breach owns the drone platforms and their associated intellectual property and will control the manufacturing and commercialization, with Hellbender providing engineering, design, technical support, and component manufacturing. The agreement covers two Class 1 attritable drone platforms intended for cost-effective deployment in defense and security applications: a compact, close-quarters system and a longer-range system. Both platforms are being developed around common components designed to maximize supply chain efficiencies, support scalable assemblies, ensure consistent quality, enable adaptable mission configurations, and rapidly expand replicable domestic production.

“With the first flight complete, our focus is on finishing the prototyping iterations, scaling the manufacturing infrastructure, and refining our automated production capabilities needed to begin scaling in the second quarter of 2027,” said Jordan Low, Co-Founder, President and Chief Operating Officer of First Breach. “Hellbender’s expertise supports that effort as we work toward our targeted production capacity.”

First Breach currently operates approximately 80,000 square feet of ammunition manufacturing space in its Hagerstown, Maryland facility, with more than 200,000 additional contiguous square feet designed to support drone production, robotic assembly, automated logistics, and expanded ammunition manufacturing.

About First Breach

First Breach Inc. is an ISO 9001:2015 certified, American-made defense technologies company focused on manufacturing match-grade ammunition components, finished ammunition, and developing next-generation unmanned aerial systems for commercial, law enforcement, and military markets. The Company manufactures its products in-house at its Hagerstown, Maryland facility, where it produces brass cups, casings, projectiles, lead cores, lead wire, and completed ammunition with rigorous quality control standards. First Breach is also advancing its drone strategy through the development of U.S.-made unmanned systems, leveraging advanced engineering, robotics, ISR and sensor technologies, and precision manufacturing capabilities to address evolving defense, homeland security, law enforcement, and commercial requirements across domestic and international markets.

For more information, please visit: First Breach

About Hellbender

Hellbender, Inc. is a Pittsburgh-based engineering and advanced manufacturing company specializing in physical AI, computer vision, drones, robotics, electronics design, and automated manufacturing. Operating from approximately 90,000 square feet of facilities, the company provides integrated product development capabilities spanning engineering, prototyping, printed circuit board assembly, advanced sensor integration, robotic manufacturing, and production testing. More than 25% of Hellbender’s workforce consists of military veterans, supporting its commitment to American manufacturing and technical innovation.

For more information, please visit: Hellbender

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include statements regarding the Company’s expectations, beliefs, plans, objectives, strategies, future events, future performance, business prospects, growth initiatives, acquisitions, market opportunities, capital resources, operational objectives, and other statements that are predictive in nature. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations, assumptions, and beliefs regarding future developments and their potential effect on the Company. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in economic, business, market, competitive, regulatory, technological, legal, and geopolitical conditions; the Company’s ability to execute its business strategy; the successful integration of acquisitions and strategic transactions; access to capital and financing; customer demand; industry developments; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update, revise, or publicly disclose any revisions to any forward-looking statements to reflect events, circumstances, or changes in expectations occurring after the date of this press release.

Investor Relations

Frank Pogubila

Partner

Integrous Communications

Phone: 951.946.5288

Email: fpogubila@integcom.us

Website: www.firstbreach.com

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